Exhibit 10.9(b)

FORM OF

EXTENSION AGREEMENT

This EXTENSION AGREEMENT (this “Agreement”) dated as of July 01, 2022 by and between ADAMAS ONE CORP., a Nevada corporation (“Company”) and ______, an individual (“Investor”). Each of the Company and the Investor are a “Party” to this Agreement, and one or more of them, as the context shall require, are the “Parties” hereto.

RECITALS:

WHEREAS, the Company has executed and delivered to Investor, inter alia, those certain Senior Secured Convertible Note Purchase Agreements dated as of August 17, 2021 together with all Exhibits and Schedules thereto (the “Note Purchase Agreement”), including but not limited to the Senior Secured Convertible Promissory Notes in the principal amount of $______ date August 17, 2021, which have, as of May 17, 2022, an aggregate outstanding principal balance of $______ (“Note”);

WHEREAS, the Company has a first extension (“First Extension”) of the Note from May 17, 2002 through June 30, 2022;

WHEREAS, the Company has requested a second extension of the term of the Note to September 01, 2022 in exchange for additional ______ Incentive Shares (as defined in the Note Purchase Agreements) to be issued and delivered by the Company to the Investor, and Investor is willing to do so on the terms and conditions set forth below;

NOW, THEREFORE, for and in consideration of the mutual covenants contained herein and for other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.        Defined Terms. Capitalized terms used but not defined in this Agreement shall have the meaning such capitalized terms in the Note Purchase Agreements.

2.        Extension of Maturity Date. The maturity date of the Note is hereby extended to 5:00 p.m. New York Time on September 01, 2022 (the “Maturity Date”). The liens, interests, assignments, and other rights evidenced by the Note Purchase Agreements and including the first perfected security interest in the Collateral as set forth in the Security Agreements are hereby renewed and extended to secure payment of the Note as extended hereby. The Company shall evidence its agreement to such extension and its agreement to timely pay the Note and all other Obligations thereunder on the Maturity Date by its signature hereon and on the Allonge the Promissory Note which will amend and be attached to the Promissory Note, be incorporated therein and a part thereof.

3.       Extension Fee. As a condition to the extension of the Maturity Date, the Company shall issue to the Investor, upon the signing by the Company of this Agreement, ______ shares of the Company’s restricted common stock, $0.00 l par value per share (“Common Stock”), as additional Incentive Shares (“Additional Incentive Shares”) as a consideration for the extension of the maturity of the Note. All such Additional Incentive Shares shall be issued and delivered by the Company to the Investor within five (5) business days after the date of the execution of this Agreement by the Company. All of such shares will be duly authorized, validly issued, fully paid and non-assessable and without any lien of the Company. Should the Company fail to issue the shares of Common Stock within such five (5) business days, the Company hereby agrees to pay to the Investor, as liquidated damages and not as a penalty, the cash sum of $1,000.00 per day for every day until all of such shares have been delivered to the Investor. For all relevant purposes, the number of shares to be issued and delivered to the Investor, shall be appropriately adjusted to take into account any stock split, stock dividend, reverse stock split, recapitalization, issuance of additional share (regardless of the purpose and regardless of the price) or similar change in the Company’s Common Stock, which may occur between the date of the execution of this Agreement and the closing date of the Company’s initial public offering (“IPO”). For clarity, in the event the Company undertakes a reverse stock prior to the IPO, the Company agrees to issue additional shares so that the Investor will have ______ restricted shares of Common Stock on the date immediately post-reverse stock split and on the date of the closing of the IPO. However, notwithstanding the foregoing, the Investor shall not receive shares of Common Stock that would cause it to be the beneficial owner of more than 9.99% of the Company’s issued and outstanding shares of Common Stock on the date immediately post-reverse stock split. Any such shares that exceed the 9.99% shall be held in trust for the Investor by the Company and shall thereafter be issued to the Investor, immediately upon its request, at any time or from time to time, when such shares would not cause the Investor to be the owner of more than 9.99% of the Company’s issued and outstanding shares of Common Stock.

4.       Registration of Shares. The Company hereby agrees that it will register all Additional Incentive Shares issuable hereunder in the registration statement that it has filed confidentially with the U.S. Securities and Exchange Commission and that it will file publicly hereafter for the Company’s IPO.

5.       True-Ups. All of the Additional Incentive Shares to be issued to the Investor hereunder shall be considered to be “Investor Registrable Securities” under the Registration Rights Agreement dated August 17, 2021 (“Registration Rights Agreement”) by and between the Investor and the Company and shall have all of the rights that the other such Investor Registrable Securities have in accordance therewith. In addition, for good and valuable consideration, the receipt of which is hereby acknowledged by the Company, if the closing price of one share of the Common Stock issued under this Extension Agreement on its first day of trading on a national securities exchange immediately following the date upon which the Lock-Up expires, is below the per share offering price in the Company’s final prospectus, the Company agrees to issue to the Investor, without further payment by the Investor a number of shares of Common Stock (“Additional Shares”) equal to the following formula:

● Step 1: X multiplied by CP = Y

● Step 2: X multiplied by OP = W

● Step 3: If W is equal to Y, there shall be no adjustment;

● Step 4: If W is greater than Y, then W minus Y = Z

● Step 5: Z divided by CP = A.

Where: “CP” is the actual closing price of the Common Stock on the first trading day after the Lock-Up expires;

“OP” is the offering price of the Common Stock in the IPO;

“W” is the product of the number of Incentive Shares, Conversion Shares (if any) and Warrant Shares (if any) owned by the Investor on the date that the Lock-Up expires multiplied by the offering price of the Common Stock in the IPO·

“X” is the number of Incentive Shares, Conversion Shares (if any) and Warrant Shares (if any) owned by the Investor on the date that the Lock-Up expires;

“Y” is the product of the number of Incentive Shares, Conversion Shares (if any) and Warrant Shares (if any) owned by the Investor on the date that the Lock-Up expires multiplied by the actual closing price of the Common Stock on the first trading day after the Lock-Up expires;

“Z” is the result of the difference between (i) product of the number of Incentive Shares, Conversion Shares (if any) and Warrant Shares (if any) owned by the Investor on the date that the Lock- Up expires multiplied by the offering price of the Common Stock in the IPO and (ii) the product of the number of Incentive Shares, Conversion Shares (if any) and Warrant Shares (if any) owned by the Investor on the date that the Lock-Up expires multiplied by the actual closing price of the Common Stock on the first trading day after the Lock-Up expires;

“A” represents the number of shares to be issued to the Investor by the Company if the closing price of the Common Stock on the first trading day after the Lock-Up expires is less than the offering price.

So, for example, if X = 100,000 shares; CP = $4.25; and OP = $5.00, then:

● Step 1: 100,000 multiplied by $4.25 = $425,000;

● Step 2: 100,000 multiplied by $5.00 = $500,000;

● Step 3: $500,000 minus $425,000 = $75,000;

● Step 4: $75,000 divided by $4.25 = 17,647.06;

Proof: 100,000 + 17,647.06 = 117,647.06 total shares multiplied by $4.25 = $500,000.

The Company shall be obligated to deliver the non-registered Additional Shares within ten (10) business days after the expiration date of the Lock-Up, which Shares shall be duly authorized, validly issued and non-assessable and shall contain a legend stating that they were issued pursuant to an exemption from the registration requirements of the Securities Act of 1933, as amended, the transfer of such shares being restricted thereunder.

5.       Representations and Warranties. The Company hereby represents and warrants that (a) the Company is the sole legal and beneficial owner of the Collateral; (b) ADAMAS ONE CORP. is duly organized and legally existing under the laws of the State of Nevada; (c) the execution and delivery of, and performance under this Agreement are within the Company’s power and authority without the joinder or consent of any other party and have been duly authorized by all requisite action and are not in contravention of law or the powers of the Company’s respective organization documents; (d) this Agreement constitute the legal, valid and binding obligations of the Company enforceable in accordance with its terms; (e) the execution and delivery of this Agreement by the Company do not contravene, result in a breach of or constitute a default under any deed of trust, loan agreement, indenture or other contract, agreement or undertaking to which the Company is a party or by which the Company or any of its properties may be bound (nor would such execution and delivery constitute such a default with the passage of time or the giving of notice or both) and do not violate or contravene any law, order, decree, rule or regulation to which the Company is subject; and (f) to the best of the Company’s knowledge there exists no uncured default under any of the Note Purchase Agreements or Note. The Company agrees to indemnify and hold Investor harmless against any loss, claim, damage, liability or expense (including without limitation reasonable attorneys’ fees) incurred as a result of any representation or warranty made by it herein proving to be untrue in any respect.

6.       Further Assurances. The Company, upon request from Investor, agrees to execute such other and further documents as may be reasonably necessary or appropriate to consummate the transactions contemplated herein or to perfect the liens and security interests intended to secure the payment of the loan evidenced by the Note.

7.       Default; Remedies. If the Company shall fail to keep or perform any of the covenants or agreements contained herein (subject to the applicable notice and cure periods provided in the Note Purchase Agreements) or if any statement, representation or warranty contained herein is false, misleading or erroneous in any material respect, the Company shall be deemed to be in default under the Note Purchase Agreements and the Note and Investor shall be entitled at its option to exercise any and all of the rights and remedies granted pursuant to the Note Purchase Agreements or to which Investor may otherwise be entitled, whether at law or in equity.

8.       Ratification of Note Documents. Except as provided herein, the terms and provisions of the Note Purchase Agreements and all other documents related thereto, including but not limited to the Note, shall remain unchanged and shall remain in full force and effect. Any modification herein of the Note Purchase Agreements or the Note shall in no way adversely affect the security interest on the Collateral for the payment of the Note. The Note Purchase Agreements and the Note as modified and amended hereby are hereby ratified and confirmed in all respects. All liens, security interests, mortgages and assignments granted or created by or existing under the Note Purchase Agreements remain unchanged and continue, unabated, in full force and effect, to secure the Company’s obligation to repay the Note.

  9.       Liens Valid; No Offsets or Defenses. The Company hereby acknowledges that the liens, security interests and assignments created and evidenced by the Note Purchase Agreements, the Notes and the Security Agreement are valid and subsisting and further acknowledges and agrees that there are no offsets, claims or defenses to any of the documents related to the Note and Note Purchase Agreements.

 10.       Entire Agreement. This Agreement supersedes and merges all prior and contemporaneous promises, representations and agreements. No modification of this Agreement or of the Note Purchase Agreements or the Note or any other document related thereto, or any waiver of rights under any of the foregoing, shall be effective unless made by supplemental agreement, in writing, executed by Investor and the Company. Investor and the Company further agree that this Agreement may not in any way be explained or supplemented by a prior, existing or future course of dealings between the parties or by any prior, existing, or future performance between the parties pursuant to this Agreement or otherwise.

 11.       Notices. Any notice or communication required or permitted hereunder or under the Note Purchase Agreements shall be given in writing and sent in the manner required under the Note Purchase Agreements.

12.       Costs and Expenses. Contemporaneously with the execution and delivery hereof, the Company shall pay, or cause to be paid, all costs and expenses incident to the preparation hereof and the consummation of the transactions specified herein, including without limitation recording fees and fees and expenses of legal counsel to Investor.

13.       Release of Investor. The Company hereby releases, remises, acquits and forever discharges Investor, together with its manager, members, participants, employees, agents, representatives, consultants, attorneys, fiduciaries, servants, officers, directors, partners, predecessors, successors and assigns, (all of the foregoing hereinafter called the “Released Parties”), from any and all actions and causes of action, judgments, executions, suits, debts, claims, demands, liabilities, obligations, damages and expenses of any and every character, known or unknown, direct and/or indirect, at law or in equity, of whatsoever kind or nature, whether heretofore or hereafter accruing, for or because of any matter or things done, omitted or suffered to be done by any of the Released Parties prior to and including the date hereof, and in any way directly or indirectly arising out of or in any way connected to this Agreement or of the Note Purchase Agreements including the Note, or any of the transactions associated therewith, including specifically but not limited to claims of usury.

14.       Counterparts. This Agreement may be executed in any number of counterparts with the same effect as if all Parties hereto had signed the same document. All such counterparts shall be construed together and shall constitute one instrument, but in making proof hereof it shall only be necessary to produce one such counterpart. Fax or electronic copies of a document shall be deemed an original for all purposes.

15.      Severability. If any covenant, condition, or provision herein contained is held to be invalid by final judgment of any court of competent jurisdiction, the invalidity of such covenant, condition, or provision shall not in any way affect any other covenant, condition or provision herein contained.

 l6.      Time of the Essence. It is expressly agreed by the Parties hereto that time is of the essence with respect to this Agreement.

17.       Representation by Counsel. The Parties acknowledge and confirm that each of their respective attorneys have participated jointly in the review and revision of this Agreement and that it has not been written solely by counsel for one Party. The Parties hereto therefore stipulate and agree that the rule of construction to the effect that any ambiguities are to or may be resolved against the drafting Party shall not be employed in the interpretation of this Agreement to favor either Party against the other.

18.       Governing Law. This Agreement and the rights and duties of the parties hereunder shall be governed for all purposes by the law of the State of Arizona and the law of the United States applicable to transactions within said State, without giving effect to principles of conflicts of law.

19.       Successors and Assigns. The terms and provisions hereof shall be binding upon and inure to the benefit of the Parties hereto and their respective successors. This Agreement is not assignable by the Company.

20.       Breach. Any breach of this Agreement shall be an Event of Default under the Note Purchase Agreements and the Note and the Investor shall have all rights under the Note Purchase Agreements and the Note in such event.

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[SIGNATURES APPEAR ON THE NEXT PAGE.]

IN WITNESS WHEREOF, this Agreement is executed on and is effective as of July 01, 2022.

ADAMAS ONE CORP.,
as the Company

By: (Sign Here)
Name:	John Grdina
Title:	Chief Executive Officer

As the Investor

By: (Sign Here)
Name:
Title: